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                                                                    Exhibit 99.4

         News From
         ---------

         [LOGO OF IGI]

         Buena, NJ 08310
         ---------------

Release Date:  February 7, 2002           Contact:  Domenic Golato
                                                    Senior Vice President,
                                                    Chief Financial Officer

                                                    IGI, Inc.
                                                    856-697-1441 ext. 211
                                                    www.askigi.com
                                                    --------------

                  IGI ANNOUNCES AGREEMENT TO SELL COMPANION PET
                  PRODUCTS DIVISION

Buena, NJ, IGI, Inc. February 7, 2002 - (AMEX:IG) today announced that it has entered into a definitive asset purchase agreement for the sale of substantially all of the assets of its companion pet products division to Vetoquinol U.S.A., Inc., an affiliate of Vetoquinol, S.A. of Lure, France. IGI's companion pet products division produces and markets products under the names EVSCO Pharmaceuticals, Tomlyn and Luv Em. Under the terms of the asset purchase agreement, IGI will receive at closing cash consideration of $16.7 million. In addition, specified liabilities of IGI's companion pet products division will be assumed by Vetoquinol U.S.A. The cash consideration is subject to certain post-closing adjustments.

The transaction also contemplates a license by IGI to Vetoquinol U.S.A. of specified rights relating to the patented Novasome(R) microencapsulation technology for use in specified products and product lines in the animal health business, as well as a supply relationship under which IGI will supply to Vetoquinol U.S.A. certain products relating to the patented Novasome(R) microencapsulation technology.

The closing of the transactions contemplated by the asset purchase agreement is subject to the authorization of IGI's stockholders and other customary closing conditions.

"We anticipate that the divestiture of our companion pet products division will permit us to substantially eliminate IGI's current outstanding debt and will provide IGI with additional resources to use towards expanding the current applications of the patented Novasome(R) microencapsulation technology outside of the animal health business and funding research into other technology enhancements and new applications," said John F. Ambrose, President and CEO of IGI.

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About IGI, Inc.

IGI, Inc. is a company focused on growth by applying its technologies to deliver cost-effective solutions to customer's problems. IGI solves problems in consumer and skin care markets. An increasing number of IGI's solutions are based on the patented Novasome(R) microencapsulation technology which offers value-added qualities to cosmetics, skin care products, chemicals, biocides, pesticides, fuels, medicines, foods, beverages, pet care products and other products.

Important Additional Information Will Be Filed With The SEC

IGI plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction described in this press release. The Proxy Statement will contain important information about IGI, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by IGI through the Web site maintained by the SEC at www.sec.gov.
                                                             ------------

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from IGI by contacting Investor Relations at IGI, Inc., Lincoln Avenue and Wheat Road, Buena, New Jersey 08310, telephone: (856) 697-1441.

IGI, Vetoquinol U.S.A. and IGI's directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transaction described by this press release. Information regarding IGI's directors and executive officers is contained in IGI's Annual Report on Form 10-K for the year ended December 31, 2000 and its Proxy Statement dated April 20, 2001, which are filed with the SEC. Additional information regarding IGI's directors and executive officers is contained in additional soliciting materials field by IGI with the SEC under Rule 14a-12 on or about February 7, 2001. A more complete description will be available in the Proxy Statement.

Forward-Looking Statements

Statements in this document regarding the asset purchase agreement, the expected timetable for completing the transaction, benefits of the transaction, application of the proceeds from the transaction, future opportunities and strategies for IGI and any other statements about IGI's management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans, "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the authorization by IGI's stockholders of the transaction in compliance with applicable law; IGI's ability to realize anticipated benefits and opportunities and to implement successfully proposed strategies; competitive pressures; and the other factors described in IGI's Annual Report on Form 10-K for the year ended December 31, 2000 and its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed with the SEC. IGI cautions readers to consider carefully these and other such factors. Further, such forward-looking statements speak only as the date on which such statements are made.

IGI disclaims any intention or obligation to update forward-looking statements as a result of developments occurring after the date of this document.